Exhibit 99.1

PureCycle Announces Proposed Concurrent Public Offerings of Convertible Senior Notes and Common Stock

ORLANDO, Fla. — June 10, 2026 – PureCycle Technologies, Inc. (“PureCycle” or “we,” “our” or “us”) (Nasdaq: PCT) today announced that it has commenced underwritten public offerings of $250.0 million aggregate principal amount of its convertible senior notes due 2032 (the “notes” and such offering, the “Notes Offering”) and, concurrently, $145.0 million of shares of its common stock, par value $0.001 per share (the “common stock”; such offering, the “Common Stock Offering” and, together with the Notes Offering, the “Offerings”).

In addition, PureCycle intends to grant (i) the underwriters in the Notes Offering a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of notes, solely to cover over-allotments, and (ii) the underwriters in the Common Stock Offering a 30-day option to purchase up to an additional $18.75 million of shares of common stock.

The notes will be general unsecured obligations of PureCycle and will accrue interest payable semiannually in arrears. The interest rate, conversion rate and other terms of the notes to be issued in the Notes Offering will be determined at the time of pricing of the Notes Offering.

PureCycle expects to use the net proceeds from the Notes Offering, together with the net proceeds from the Common Stock Offering, in each case, if consummated, (i) to pay the cost of repurchasing for cash a portion of PureCycle’s outstanding 7.25% green convertible notes due 2030 (the “Green Convertible Notes”) in privately negotiated transactions (the “Note Repurchase Transactions”), (ii) to repurchase additional Green Convertible Notes from time to time, and (iii) for working capital and other general corporate purposes.

Morgan Stanley is acting as sole bookrunner for each of the proposed Offerings.

The Offerings are being made pursuant to an automatically effective shelf registration statement on Form S-3 (File No. 333-296672), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2026 that became effective upon filing pursuant to Rule 462(e) of the Securities Act of 1933 (the “Securities Act”). The Offerings are being made only by means of preliminary prospectus supplements and accompanying prospectuses. The preliminary prospectus supplements and accompanying prospectuses relating to the Offerings have been or will be filed with the SEC and are or will be available free of charge on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplements and accompanying prospectuses relating to the Offerings may also be obtained, when available, from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities in the Offerings, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

PureCycle Contact

Christian Bruey

cbruey@purecycle.com

Investor Relations Contact

Eric DeNatale

edenatale@purecycle.com

About PureCycle

PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented dissolution recycling technology, developed by The Procter & Gamble Company (“P&G”), that is designed to transform polypropylene plastic waste (designated as #5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from #5 plastic waste resulting in our PureFive® resin that can be recycled and reused multiple times, changing our relationship with plastic.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about PureCycle’s expectations regarding the proposed Offerings, including uncertainties related to market conditions and statements regarding the expected timing, terms, size and use of proceeds of each Offering, PureCycle’s intention to purchase a portion of its outstanding Green Convertible Notes in the Note Repurchase Transactions, the grant to the underwriters of the Notes Offering of an over-allotment option and the underwriters of the Common Stock Offering of an option to purchase additional shares and PureCycle’s expectation that it will complete the proposed Offerings.

The forward-looking statements are based on the current expectations of the management of PureCycle and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the sections titled “Risk Factors” contained in the preliminary prospectus supplements related to the Offerings.